Exhibit 1.1

EXECUTION COPY

PENNYMAC MORTGAGE INVESTMENT TRUST

(a Maryland real estate investment trust)

15,000,000 Common Shares of Beneficial Interest

PURCHASE AGREEMENT

Dated:          August 16, 2012

PENNYMAC MORTGAGE INVESTMENT TRUST
(a Maryland real estate investment trust)
15,000,000 Common Shares of Beneficial Interest

($0.01 Par Value Per Share)
PURCHASE AGREEMENT

August 16, 2012

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

Each of PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Company”), PennyMac Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of the Company (in such capacity, the “Operating Partnership”), and PNMAC Capital Management, LLC, a Delaware limited liability company and the manager of the Company (in such capacity, the “Manager”), confirms its agreement with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. (“Citigroup”) and Credit Suisse Securities (USA) LLC (each, an “Underwriter” and collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common shares of beneficial interest, $0.01 par value per share, in the Company (the “Common Shares”) set forth on Schedule A and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 15,000,000  additional Common Shares.  The aforesaid 15,000,000 Common Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 2,250,000 Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as they deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-182261) (the “Base Registration Statement”), including the related base prospectus covering the registration, offer and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”).

Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  The information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.”  The base prospectus and prospectus supplement used in connection with the offering of the Securities that omitted the Rule 430B Information is herein collectively called a “preliminary prospectus.” The Base Registration Statement, at any given time, including all exhibits, financial statements and schedules, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as amended from time to time, and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement”; provided, however, that “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriters and the Securities (within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations).  The base prospectus and the final prospectus supplement in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement is herein collectively called the “Prospectus.”

Unless the context requires otherwise, all references in this Agreement to documents, financial statements and schedules and other information which is “contained,” “included,” “stated,” “described in” or “referred to” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus as the case may be at the time of execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the date of this Agreement, which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 1.      Representations and Warranties.

(a)                               Representations and Warranties by the Company and the Operating Partnership.  The Company and the Operating Partnership, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)                                   Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the 1933 Act.  Each of the Base Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Base Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.  The date of this Agreement is not more than three years subsequent to the initial effective date of the Base Registration Statement.

At the respective times the Base Registration Statement and any post-effective amendments thereto became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the 1933 Act) and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Base Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendments or supplements thereto, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule B hereto all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:55 p.m. (Eastern time) on August 16, 2012 or such other time as agreed by the Company and the Underwriters.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule E hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the base prospectus that is included in the Registration Statement and the preliminary prospectus supplement relating to the Securities immediately prior to that time, including the documents incorporated by reference therein at such time.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriters as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any amendments or supplements thereto or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

Each preliminary prospectus (including the base prospectus filed as part of the Base Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time of filing the Base Registration Statement and any post-effective amendments thereto and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(ii)                                Incorporated Documents.  The documents filed by the Company and incorporated or deemed to be incorporated by reference into the Base Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, when they became effective, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Registration Statement or the Prospectus, (a) at the time the Base Registration Statement originally became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities, (c) at the Closing Time and (d) at each Date of Delivery (if any), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)                             WKSI Status.  (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Securities in reliance on the exemption in Rule 163 of the 1933 Act, and (D) at the date hereof, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act.

(iv)                            Independent Accountants.  The accounting firm who certified the financial statements and supporting schedules included in the Registration Statement, any preliminary prospectus or the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(v)                               Financial Statements.  The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated Subsidiaries (as defined below) at the dates indicated; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  No other financial statements are required to be set forth in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act and the 1933 Act Regulations.

(vi)                            No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or its Subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise and (C) except for regular quarterly distributions on the Common Shares and regular quarterly distributions on the Operating Partnership’s common units of limited partnership interest, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

(vii)                         Good Standing of the Company.  The Company has been duly organized and is validly existing as a real estate investment trust in good standing with the State Department of Assessments and Taxation of Maryland and has the real estate investment trust power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(viii)                      Good Standing of Subsidiaries.  Each “subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its formation, has such entity power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding equity interests  or capital stock, respectively, of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Company, directly or through a Subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity interests or shares of capital stock, respectively, of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(ix)                            Capitalization.  The authorized, issued and outstanding shares of beneficial interest of the Company is as set forth in the General Disclosure Package and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to separate offerings, reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Prospectus).  The issued and outstanding shares of beneficial interest in the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of beneficial interest in the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(x)                               Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(xi)                            Authorization and Description of Securities.  The Securities have been duly authorized for issuance and sale by the Company to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Securities conform to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the form of certificates for the Securities will be in substantially the form incorporated by reference as an exhibit to the Registration Statement; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company.

(xii)                         Absence of Defaults and Conflicts.  Neither the Company nor any of its Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the organizational documents of the Company or any of its Subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations, except in the case of clause (ii) only, for such violations that would not result in a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(xiii)                      Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is imminent, and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or any of its Subsidiaries’ contractors, which, in either case, would result in a Material Adverse Effect.

(xiv)                     Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company or any of its Subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, if determined adversely to the Company or the Operating Partnership, would result in a Material Adverse Effect or materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xv)                        Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or filed as required and the descriptions of such contracts and documents in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as such statements summarize contracts or documents discussed therein, are accurate and fair summaries of such contracts or documents in all material respects.

(xvi)                     Possession of Intellectual Property.  The Company and each of its Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, software and design licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to conduct its business as described in the General Disclosure Package and the Prospectus, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvii)                  Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities or blue sky laws or as may be required by Financial Industry Regulatory Authority (“FINRA”).

(xviii)               Absence of Manipulation.  None of the Company, the Operating Partnership or any affiliate of the Company or the Operating Partnership has taken, nor will the Company, the Operating Partnership or any affiliate of the Company or the Operating Partnership take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xix)                     Possession of Licenses and Permits.  The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business as described in the General Disclosure Package and the Prospectus, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xx)                        Title to Property.  The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the General Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially and adversely affect the value of such property or do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries.  All of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any of its Subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxi)                     Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxii)                  Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus  or as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any applicable Environmental Law against the Company or any of its Subsidiaries and (D) to the knowledge of the Company or the Operating Partnership, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiii)    Registration Rights.  Other than those registration rights contained in agreements filed as exhibits to the Company’s reports filed under the 1934 Act or as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxiv)    Accounting Controls.  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxv)    Disclosure Controls and Procedures.  The Company and each of its Subsidiaries maintain disclosure controls and procedures that are effective to perform the functions for which they were established and are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvi)    Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”).

(xxvii)   Payment of Taxes.  The Company has timely filed all federal, state, local and foreign tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), whether or not arising from transactions in the ordinary course of business, except as described in the General Disclosure Package and the Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as described in the General Disclosure Package and the Prospectus.  All such returns are true and correct in all material respects.

(xxviii)  Insurance.  The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with reputable and, to the knowledge of the Company and the Operating Partnership, financially sound insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxix)    Foreign Corrupt Practices Act.  Neither the Company nor, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxx)    Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxi)    OFAC.  Neither the Company nor, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxii)   Real Estate Investment Trust Status.  The Company, since its date of inception for federal income tax purposes, has been, and upon the sale of the Securities will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends to continue to operate in a manner which would permit it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(xxxiii)  Management Agreement.  The management agreement, as amended (the “Management Agreement”), among the Company, the Operating Partnership and the Manager has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding agreement of each of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(xxxiv)  Loan Servicing Agreement.  The loan servicing agreement, as amended (the “Servicing Agreement”), between the Operating Partnership and PennyMac Loan Services, LLC (the “Servicer”) has been duly authorized, executed and delivered by the Operating Partnership and constitutes a valid and binding agreement of the Operating Partnership enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(xxxv)   Finder’s Fees.  The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

(xxxvi)  Certain Relationships.  No relationship, direct or indirect, exists between or among the Company or the Operating Partnership, on the one hand, and the trustees, officers, shareholders or partners of the Company or the Operating Partnership, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement or the Prospectus which is not so described.  The Company has not, directly or indirectly, including through any Subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any trustee or executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any trustee or executive officer of the Company or the Operating Partnership.

(xxxvii) Partnership Agreement.  The Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”) has been duly authorized, executed and delivered by each of the Company and PennyMac GP OP, Inc. and is a valid and binding agreement of each of the Company and PennyMac GP OP, Inc., enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(b)        Representations and Warranties of the Manager.  The Manager represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time, and as of each Date of Delivery (if any), and agrees with each Underwriter, as follows:

(i)         Certain Information.  The factual information set forth under the headings “Business—Our Manager and our Servicer” and “Risk Factors—Risks Associated with Our Management and Relationship with Our Manager and Its Affiliates” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, to the extent that such information relates specifically to the Manager or the Servicer (collectively, the “Manager Package”), is true and correct in all material respects.

(ii)        Good Standing of the Manager and the Servicer.  Each of the Manager and the Servicer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Management Agreement and the Servicing Agreement, as applicable; and each of the Manager and the Servicer is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(iii)       Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Manager.

(iv)       Authorization of Other Agreements.  Each of the Management Agreement and the Servicing Agreement has been duly authorized, executed and delivered by the Manager or the Servicer, as the case may be, and constitutes a valid and binding agreement of the Manager or the Servicer, as the case may be, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(v)        Absence of Defaults and Conflicts.  Neither the Manager nor the Servicer is in violation of its certificate of formation or limited liability company agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such entity is a party or by which it may be bound, or to which any of the property or assets of such entity is subject, except for such defaults that would not result in a Material Adverse Effect; and

the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and compliance by the Manager with its obligations hereunder have been duly authorized by all necessary limited liability company action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager or the Servicer, as the case may be, pursuant to, its Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the certificate of formation or limited liability company agreement of the Manager or the Servicer, as the case may be, or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or the Servicer, as the case may be, or any of its assets, properties or operations, except, in the case of clause (ii) only, for such violations that would not result in a Material Adverse Effect.

(vi)       Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities or blue sky laws or as may be required by FINRA.

(vii)      Possession of Licenses and Permits.  Each of the Manager and the Servicer possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as now operated, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the Manager and the Servicer is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of such Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Manager nor the Servicer has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(viii)      Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager or the Servicer, which, if determined adversely to the Manager or the Servicer, would result in a Material Adverse Effect or materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Manager or the Servicer of its obligations hereunder and/or the Management Agreement or the Servicing Agreement, as applicable; the aggregate of all pending legal or governmental proceedings to which the Manager or the Servicer is a party or of which any its property or assets is the subject, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(ix)       Financial Resources.  Each of the Manager and the Servicer has the financial and other resources available to it necessary for the performance of its services and obligations as contemplated in the Management Agreement, the Servicing Agreement, the General Disclosure Package and the Prospectus and under this Agreement, as applicable.

(x)        Investment Advisers Act.  The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing under the Management Agreement as contemplated by the Management Agreement and the General Disclosure Package and the Prospectus.

(xi)       Absence of Manipulation.  Neither the Manager nor any of its affiliates has taken, nor will the Manager or any affiliate of the foregoing take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c)        Officer’s Certificates.  Any certificate signed by any officer of the Company, the Operating Partnership or any of their subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to each Underwriter as to the matters covered thereby.  Any certificate signed by any officer of the Manager delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Manager to each Underwriter as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriters; Closing.

(a)        Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule C, the Initial Securities set forth in Schedule A opposite the name of such Underwriter plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b)        Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,250,000 Common Shares at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by Citigroup to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by Citigroup, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.

If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c)        Payment.  Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11) or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from the Underwriters to the Company in accordance with Section 2(b).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Citigroup, for the accounts of each of the Underwriters for the Securities to be purchased by them.  It is understood that each Underwriter has authorized Citigroup, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Citigroup, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)        Denominations; Registration.  Certificates for, or other evidence of, the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.  The Initial Securities and any Option Securities shall be delivered by or on behalf of the Company to each of the Underwriters, through the facilities of The Depository Trust Company (for the account of the Underwriters).  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and inspection by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.  Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)        Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii)  of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)        Filing of Amendments and 1934 Act Documents.  Until the distribution of the Securities by the Underwriters is complete, the Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the base prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall object.  The Company has given the Underwriters notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the execution of this Agreement; the Company will give the Underwriters notice of its intention to make any such filing from the execution of this Agreement to the Closing Time and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which any of the Underwriters or counsel for the Underwriters shall reasonably object.

(c)        Delivery of Registration Statement.  The Company has furnished or will deliver upon request to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver upon request to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)        Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act (or but for the exceptions afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)        Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is (or but for the exemption in Rule 172 would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If, prior to the completion of the public offer and sale of the Securities, at any time following the issuance of an Issuer Free Writing Prospectus and during such time as a prospectus is (or but for the exemption in Rule 172 would be) required to be delivered in connection with the sales of the Securities there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)        Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign trust or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)        Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)        Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.

(i)         Listing.  The Company will use its best efforts to cause the Securities to be approved for listing, subject to official notice of issuance, on the New York Stock Exchange prior to the Closing Time.

(j)         Qualification as a REIT.  The Company intends to operate in conformity with the requirements for qualification and taxation as a REIT under the Code until such time as the Company’s board of trustees determines that operating in such manner is not in the best interests of the Company.

(k)        Restriction on Sale of Securities.  During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or (B) any restricted share units, or other awards, granted by the Company to the Company’s trustees, executive officers and other employees of the Manager and/or the Servicer under the Company’s 2009 Equity Incentive Plan.  Notwithstanding the foregoing, if (1) during the last 17 days of the 30-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 30-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 30-day restricted period, the restrictions imposed in this clause (k) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  However, such extension will not apply if, within three business days prior to the 15th calendar day before the last day of the restricted period, the Company delivers a certificate signed by its chief executive officer or chief financial officer, certifying that (i) the Common Shares are “actively traded securities” as defined in Regulation M, and (ii) the Company meets the requirements set forth in Rule 139 under the 1933 Act for the publication of issuer-specific research reports.

(l)         Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(m)       Issuer Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior written consent of the Underwriters, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and each other Underwriter, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Underwriters or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”

The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 4.  Covenants of the Operating Partnership and Manager.  Each of the Operating Partnership and the Manager covenants with each Underwriter and with the Company that, during the period when the Prospectus is (or but for the exemption in Rule 172 would be) required to be delivered under the 1933 Act or the 1934 Act, it shall notify the Underwriters and the Company of the occurrence of any material events respecting its activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, and the Operating Partnership or the Manager, as the case may be, will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Company and the Underwriters for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, not misleading.

SECTION 5.  Payment of Expenses.

(a)        Expenses.  The Company and the Operating Partnership will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any share or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and the Operating Partnership’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company or by the Underwriters with the prior written approval of the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (x) the filing fees incident to the review by FINRA of the terms of the sale of the Securities and (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

For the avoidance of doubt, except as expressly set forth in this Section 5(a), Section 5(b), Section 7 or Section 8, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the resale of Securities by them and the expenses of any tombstone advertisement for any offering of the Securities by any Underwriter.

(b)        Termination of Agreement.  If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 10(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6.  Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, the Operating Partnership and the Manager contained in Section 1 hereof or in certificates of any officer of the Company, the Operating Partnership, the Manager or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company, the Operating Partnership or the Manager of its covenants and other obligations hereunder, and to the following further conditions:

(a)        Effectiveness of Registration Statement.  The Registration Statement has become effective under the 1933 Act and at Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission to the Company for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  Each preliminary prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B.

(b)        Opinion of Counsel for Company and the Operating Partnership.  At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin LLP, counsel for the Company and the Operating Partnership, substantially in the forms set forth in Exhibits A-1 and A-2 (as to tax matters) hereto, and to such further effect as counsel to the Underwriters may reasonably request.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the federal law of the United States, upon the opinions of Venable LLP rendered pursuant to Section 6(c), as to matters arising under Maryland law, or other counsel reasonably satisfactory to the Underwriters.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

(c)        Opinion of Maryland Counsel for Company.  At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Venable LLP, Maryland counsel for the Company, substantially in the form set forth in Exhibit B hereto, and to such further effect as counsel to the Underwriters may reasonably request.  Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

(d)        Opinion of Counsel for Underwriters.  At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Sullivan & Cromwell LLP, counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinion of Venable LLP rendered pursuant to Section 6(c), as to matters arising under Maryland law, or other counsel reasonably satisfactory to the Underwriters.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

(e)        Company Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the Chief Executive Officer or President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, threatened by the Commission.

(f)        Operating Partnership Officers’ Certificate.  The Underwriters shall have received a certificate of the President or a Vice President and of the chief financial officer of PennyMac GP OP, Inc., the general partner of the Operating Partnership, dated as of the Closing Time, to the effect that (i) the representations and warranties in Section 1(a) applicable to the Operating Partnership are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

(g)        Manager Officers’ Certificate.  The Underwriters shall have received a certificate of the Chief Executive Officer of the Manager and of the chief financial or chief accounting officer of the Manager, dated as of the Closing Time, to the effect that (i) the representations and warranties in Section 1(b) are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

(h)        Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(i)         Bring-down Comfort Letter.  At Closing Time, the Underwriters shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(j)         Approval of Listing.  At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(k)        No Objection.  FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l)         Lock-up Agreements.  At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto, and such agreements shall be in full force and effect.

(m)       Amendment to Registration Statement.  No amendment or supplement to the Registration Statement or the Prospectus or Issuer Free Writing Prospectus shall be filed to which the Underwriters shall have reasonably objected in writing.

(n)        Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company, the Operating Partnership and the Manager contained in Section 1 hereof or in certificates of any officer of the Company, the Operating Partnership, the Manager or any of their respective subsidiaries delivered pursuant to the provisions hereof shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

(i)         Company Officers’ Certificate.  A certificate, dated such Date of Delivery, of the Chief Executive Officer or President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(e) hereof remains true and correct as of such Date of Delivery.

(ii)        Operating Partnership Officers’ Certificate.  A certificate, dated such Date of Delivery, of the President or a Vice President and of the chief financial officer of PennyMac GP OP, Inc., the general partner of the Operating Partnership, confirming that the certificate delivered at the Closing Time pursuant to Section 6(f) hereof remains true and correct as of such Date of Delivery.

(iii)       Manager Officers’ Certificate.  A certificate, dated such Date of Delivery, of the President or a Vice President of the Manager and of the chief financial or chief accounting officer of the Manager confirming that the certificate delivered at the Closing Time pursuant to Section 6(g) hereof remains true and correct as of such Date of Delivery.

(iv)       Opinion of Counsel for Company and the Operating Partnership.  The favorable opinion of Sidley Austin LLP, counsel for the Company and the Operating Partnership, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery, in the same form as the opinion required by Section 6(b) hereof.

(v)        Opinion of Maryland Counsel for Company.  The favorable opinion of Venable LLP, Maryland counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery, in the same form as the opinion required by Section 6(c) hereof.

(vi)       Opinion of Counsel for Underwriters.  The favorable opinion of Sullivan & Cromwell LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(d) hereof.

(vii)      Bring-down Comfort Letter.  A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(o)        Additional Documents.  At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, the Operating Partnership and the Manager in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(p)        Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such  termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 7.  Indemnification.

(a)        Indemnification of the Underwriters by the Company and the Operating Partnership.  The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(e) below) any such settlement is effected with the written consent of the Company;

(iii)       against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)        Indemnification of the Underwriters by the Manager.  The Manager agrees to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents and each person, if any, who controls each Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided, however, that in the case of the Manager this indemnity agreement shall only apply to any loss, liability, claim, damage or expense if such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Manager Package.

(c)        Indemnification of Company, Operating Partnership, Manager, Trustees and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, the Operating Partnership and the Manager, each of their trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls any of the Company, the Operating Partnership or the Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free

Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein.  The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the first and second sentences of the fourth paragraph, the tenth paragraph and the eleventh paragraph under the caption “Underwriting” in the Prospectus.

(d)        Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 7(a) or 7(b) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 7(c) above, counsel to the indemnified parties shall be selected by the Company or the Manager, as the case may be.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)        Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) or Section 7(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.  Contribution.  If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as (i) the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership and (ii) the difference between (a) the aggregate price to the public received by the Underwriters for the Securities and (b) the aggregate price paid by the Underwriters to the Company for the Securities, bear to the aggregate price to the public received by the Underwriters for the Securities.

The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership, the Manager or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the difference between (a) the aggregate price to the public received by such Underwriter for the Securities underwritten by it and distributed to the public and (b) the aggregate price paid by such Underwriter to the Company for such Securities exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and such Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company, the Operating Partnership or the Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, the Operating Partnership and the Manager.

The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9.           Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Operating Partnership or any of their subsidiaries or the Manager submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or the Operating Partnership and (ii) delivery of and payment for the Securities.

SECTION 10.            Termination of Agreement.

(a)        Termination; General.  The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if, in the judgment of the Underwriters, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by such exchange or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)        Liabilities.  If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 11.   Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriters shall not have completed such arrangements within such 24-hour period, then:

(a)        if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)        if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter or the Company, the Operating Partnership or the Manager.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Underwriters or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, attention of Syndicate Department, with a copy to ECM Legal; (ii) Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Facsimile:  (212) 816-7912, attention of General Counsel; and (iii) Credit Suisse Securities (USA) LLC at Eleven Madison Avenue New York, New York 10010, attention of General Counsel.  Notices to the Company, the Operating Partnership and the Manager shall be directed to any of them at 6101 Condor Drive, Moorpark, California 91301, Facsimile:  (818) 337-2138, attention of Stanford L. Kurland, with a copy to Jeff Grogin.

SECTION 13. Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Operating Partnership and the Manager and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Operating Partnership and the Manager and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Operating Partnership and the Manager and their respective successors, and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. No Advisory or Fiduciary Relationship.  The Company, the Operating Partnership and the Manager acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, the Operating Partnership and the Manager, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Operating Partnership or the Manager, or their respective shareholders, partners, members, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company, the Operating Partnership or the Manager with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Operating Partnership or the Manager on other matters) and no Underwriter has any obligation to the Company, the Operating Partnership or the Manager with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, the Operating Partnership and the Manager, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company, the Operating Partnership and the Manager has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15. Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Operating Partnership, the Manager and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 16. Trial by Jury.  Each of the Company, the Operating Partnership and the Manager (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders, partners, members and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 18. TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, the Operating Partnership and the Manager a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company, the Operating Partnership and the Manager in accordance with its terms.

Very truly yours,

PENNYMAC MORTGAGE INVESTMENT TRUST

By:	/s/ Anne D. McCallion
	Name:	Anne D. McCallion
	Title:	Chief Financial Officer

PENNYMAC OPERATING PARTNERSHIP, L.P.

By:	PennyMac GP OP, Inc., its general partner

By:	/s/ Anne D. McCallion
	Name:	Anne D. McCallion
	Title:	Chief Financial Officer

PNMAC CAPITAL MANAGEMENT, LLC

By:	/s/ Anne D. McCallion
	Name:	Anne D. McCallion
	Title:	Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ William Addas
	Name:	William Addas
	Title:	Managing Director

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jeff Cady
	Name:	Jeff Cady
	Title:	Managing Director

By:	CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Andrew Rosenburgh
	Name:	Andrew Rosenburgh
	Title:	Managing Director

SCHEDULE A

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	5,000,000
Citigroup Global Markets Inc.	5,000,000
Credit Suisse Securities (USA) LLC	5,000,000

Total	15,000,000

Sch A-1

SCHEDULE B

1. The price paid by each initial purchaser of the Securities.

2. The number of Initial Securities is 15,000,000.

3. The number of Option Securities is 2,250,000.

Sch B-1

SCHEDULE C
PENNYMAC MORTGAGE INVESTMENT TRUST
15,000,000 Common Shares of Beneficial Interest
($0.01 Par Value Per Share)

1.         The purchase price per share for the Securities to be paid by the Underwriters shall be $20.71; provided that the purchase price per share for any Option Securities purchased upon the exercise of the option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch C-1

SCHEDULE D
List of persons and entities
subject to the lock-up agreement
set forth on Exhibit C

Individuals:

Stanford L. Kurland

David A. Spector

Andrew S. Chang

Jeffrey Grogin

Anne D. McCallion

Gregory L. Hendry

David M. Walker

Doug Jones

Matthew Botein

Scott W. Carnahan

Randal D. Hadley

Clay A. Halvorsen

Stacey D. Stewart

Frank P. Willey

Vandad Fartaj

Sch D-1

SCHEDULE E

SPECIFY EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS

None.

Sch E-1

Exhibit C

August 16, 2012

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Re:                            Proposed Public Offering by PennyMac Mortgage Investment Trust

Dear Sirs:

The undersigned, a shareholder and an officer and/or trustee of PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Company”), understands that each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC (each, an “Underwriter” and collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof) proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company, PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC providing for the public offering of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”).  In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and an officer and/or trustee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter to be named in the Purchase Agreement that, during a period of 30 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of each of the Underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Company’s Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended (the “1933 Act”), with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.

The foregoing paragraph shall not apply to transfers of Lock-Up Securities:  (i) as a bona fide gift or gifts; (ii) as a donation to a charitable organization; (iii) by will or the laws of descent and distribution; (iv) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (v) to any corporation, partnership, limited liability company or other entity to the extent such entity is wholly owned by the undersigned and/or members of the immediate family of the undersigned; (vi) to the shareholders, partners or members of the entities to which Lock-Up Securities were transferred under clause (v); or (vii) as forfeitures of Lock-Up Securities to satisfy tax withholding obligations of the undersigned in connection with the vesting of equity awards acquired by the undersigned pursuant to the Company’s 2009 Equity Incentive Plan; provided, however, in the case of clauses (i), (ii), (iii), (iv), (v) or (vi), it shall be a pre-condition to such transfer that (a) the transferee or donee executes and delivers to the Underwriters a lock-up agreement in the form hereof for the remainder of the 30-day lock-up period, (b) no filing by any party (transferor, transferee, donor or donee) under the Securities Exchange Act of 1934 (the “1934 Act”) shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D A or 13G A) made after the expiration of the 30-day lock-up period), (c) each party (transferor, transferee, donor or donee) shall not be required by law (including without limitation the disclosure requirements of the 1933 Act and the 1934 Act to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition and (d) the undersigned notifies the Underwriters at least three business days prior to the proposed transfer or disposition.  For the purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding the foregoing, if:

(1)                               during the last 17 days of the 30-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)                               prior to the expiration of the 30-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 30-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Underwriters waive, in writing, such extension.  However, such extension will not apply if, within three business days prior to the 15th calendar day before the last day of the restricted period, the Company delivers a certificate signed by its chief executive officer or chief financial officer, certifying that (i) the Common Shares are “actively traded securities” as defined in Regulation M, and (ii) the Company meets the requirements set forth in Rule 139 under the 1933 Act, for the publication of issuer-specific research reports.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 30-day lock-up period pursuant to the previous paragraph will be delivered by the Underwriters to the Company (in accordance with Section 12 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the expiration of the initial 30-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 30-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

If for any reason the Purchase Agreement shall be terminated on or before the Closing Time (as defined in the Purchase Agreement), this Agreement shall be automatically terminated.

Very truly yours,

Signature:

Print Name: